UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2006
Diamond Management & Technology Consultants, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22125 (Commission File Number)	36-4069408 (IRS Employer Identification Number)
John Hancock Center
875 North Michigan Avenue, Suite 3000
Chicago, Illinois 60611
(Address of principal executive offices)
312-255-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
The registrant issued a press release on October 26, 2006 announcing financial results for its second fiscal quarter ended September 30, 2006 and issuing guidance for the third and fourth quarters and fiscal year ended 2007. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
In the attached press release, the Company discloses free cash flow from continuing operations, which is a non-GAAP term, defined as net cash provided by operating activities less capital expenditures and free cash flow from discontinued operations. Management believes that by providing more visibility on free cash flow and reconciling to net cash provided by operating activities below, the Company provides a consistent metric from which the quality of its business may be monitored.
Amounts in thousands:

Three Months Ended
September 30, 2006
Reported net cash provided by operating activities	$7,724
Deduct: Cash used for capital expenditures, net	(830)

Free cash flow from combined operations	6,894
Add back: Free cash flow used by discontinued operations	219

Free cash flow from continuing operations	$7,113

Item 9.01. Financial Statements and Exhibits
(d) Exhibits:
Exhibit 99.1 — Press release dated October 26, 2006.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Management & Technology Consultants, Inc.
By /s/ Karl E. Bupp
Karl E. Bupp
Chief Financial Officer

October 26, 2006